FORM OF

AMENDMENT to

NORTHERN LIGHTS COMPLIANCE SERVICES, LLC

CONSULTING AGREEMENT

THIS AMENDMENT (this “Amendment”), effective as of November 22, 2013 by and between Equinox Funds Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), and Northern Lights Compliance Services, LLC, a Nebraska limited liability company (“NLCS”).

WHEREAS, the Trust and NLCS are parties to that certain Consulting Agreement effective December 20, 2010, by and between the Trust and NLCS (the “Consulting Agreement”).

WHEREAS, the Trust has requested that NLCS amend the Consulting Agreement to add the Equinox BH-DG Strategy Fund and Equinox Quest Tracker Index Strategy Fund, each a new series of the Trust, and NLCS has agreed to do so.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Appendix A hereby is deleted in its entirety and replaced with Appendix A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Consulting Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

EQUINOX FUNDS TRUST

By:
Name:	Robert Enck
Title:	President

NORTHERN LIGHTS COMPLIANCE SERVICES, LLC

By:
Name:	Michael J. Wagner
Title:	President

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Amendment.

EQUINOX FUND MANAGEMENT, LLC 1775 Sherman Street, Suite 2500 Denver, Colorado 80203

By:
Name:	Robert Enck
Title:	President

Appendix A

Dated: December 20, 2010

Amended: February 17, 2011

Amended: May 11, 2011

Amended: November 16, 2012

Amended: November 22, 2013

Fund Name	Date of Board Approval
Equinox Chesapeake Strategy Fund	May 11, 2011
Equinox Crabel Strategy Fund	May 11, 2011
Equinox Campbell Strategy Fund	August 17, 2012
Equinox U.S. EquityHedge Strategy Fund	February 12, 2013
Equinox BH-DG Strategy Fund	August 21, 2013